Exhibit 23.1

BRAVERMAN INTERNATIONAL, P.C.

1255 McDonald Drive

Prescott, AZ 86303

928-771-1122

U.S. Securities and Exchange Commission:

The firm of Braverman International, P.C., Certified Public Accountants, hereby consents to the inclusion of our audit report dated December 15, 2005, on the audited financial statements of O2 Secure Wireless, Inc for the period from October 29, 2003 (Inception) to September 30, 2005, included in the accompanying Form SB-2.

/s/ Braverman International, P.C.

Braverman International, P.C.

Prescott, AZ

March 22, 2006

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